SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 2003

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                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      000-21629               13-4131019
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)



             900 Third Avenue
               New York, NY                                            10022
  (Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:  (212) 593-1000

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Item 5.     Other Events and Required Regulation FD Disclosure

      On July 31, 2003, Kroll Inc. ("Kroll") announced its financial results for the second quarter of 2003. Net sales for the second quarter of 2003 were $111.4 million compared to net sales of $58.0 million for the second quarter of 2002. In the second quarter of 2003, income from continuing operations were $12.9 million compared to $3.5 million for the second quarter of 2002. Earnings per share from continuing operations for the second quarter of 2003 were $0.31 per diluted share compared to $0.13 per diluted share in the second quarter of 2002. Net income in the second quarter of 2003, including the impact of the discontinued operations discussed below, was $5.0 million, or $0.12 per diluted share, compared to net income of $3.6 million, or $0.14 per diluted share, in the second quarter of 2002.

      Operating income for the second quarter of 2003 was $21.9 million, or 19.6 percent of net sales, compared to operating income of $5.9 million, or 10.2 percent of net sales, for the second quarter of 2002.

      Net sales for the quarter ended June 30, 2003 included a $8.5 million dollar success fee earned from Laidlaw, which was partially offset by one-time payouts totaling $5.4 million dollars for bonuses and contractual adjustments made to management of Kroll's Corporate Advisory and Restructuring Group and other Kroll senior executives.

      Kroll generated cash from operations in the second quarter of 2003 of approximately $20 million. At June 30, 2003, Kroll had $100.4 million in cash and cash equivalents.

      For the six months ended June 30, 2003, net sales were $214.9 million compared to net sales of $112.4 million for the same six months in 2002. Income from continuing operations for the first six months of 2003 was $24.3 million, or $0.59 per diluted share, compared to income from continuing operations of $5.8 million, or $0.23 per diluted share, for the same six months in 2002. For the first half of 2003, operating income was $41.1 million, or 19.1 percent of net sales, compared to operating income of $10.4 million, or 9.3 percent of net sales, for the first half of 2002. Including the impact of the discontinued operations, net income for the first half of 2003 was $16.2 million, or $0.39 per diluted share, compared to net income of $5.9 million, or $0.24 per diluted share, in the first half of 2002.

      Kroll's results for the second quarter of 2003 include contributions from Kroll ONTRACK and Kroll Zolfo Cooper, which were acquired in the second and third quarters of 2002, respectively.

      As previously announced, Kroll sold its video surveillance subsidiary, InPhoto Surveillance, Inc. ("InPhoto") during the second quarter of 2003. InPhoto was part of Kroll's Background Screening Group. The transaction, which closed on June 18, 2003, was structured as an asset sale for $850,000 in cash. The InPhoto operations, which are classified as discontinued operations, resulted in an after-tax charge of $8.0 million, or $0.19 per diluted share in the second quarter of 2003. This amount consists of a $7.5


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million  non-cash  write-off of non-tax  deductible  goodwill,  the write-off of other intangible assets and the operating results of InPhoto through the date of sale.

Item 7      Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits.

            99.1  Press Release dated July 31, 2003

Item 9 Regulation FD Disclosure (Also Being Provided Under Item 12. Results of Operations and Financial Conditions)

      The following information, including the exhibit attached hereto, is being furnished pursuant to Item 9 and Item 12 of this Form 8-K.

      On July 31, 2003, Kroll announced its financial results for the second quarter of 2003. A copy of the press release is attached as an exhibit hereto, which is incorporated in this Item 9 and Item 12 by reference.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                              By: /s/ Sabrina H. Perel
                                 ---------------------------------------
                                 Name:  Sabrina H. Perel
                                 Title: Vice President, General Counsel and
                                        Secretary


Date:  July 31, 2003




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Exhibit Index

      Exhibit Number          Description of Exhibit
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      99.1                    Press Release dated July 31, 2003




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